Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings



Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Curian / BlackRock Global Long Short Credit Fund  (SMF_CC-GC)
GuideStone Funds Low Duration Portfolio  (GUIDE)
BlackRock Low Duration Bond Portfolio  (BR-LO)
BlackRock Multi-Asset Income - Investment Grade Portfolio (BR-INC-IG) Taylor Xplor Managed Futures Strategy Fund (H-TYLR)
BlackRock Funds, BlackRock Global Long/Short Credit Fund  (BR-GC)
BlackRock Bond Allocation Target Shares: Series S Portfolio  (BATSS)



The Offering

Key Characteristics (Complete ALL Fields)


Date of
Offering Commencement:
06-03-2013


Security Type:
BND/CORP


Issuer
EMC Corporation  (2018)


Selling Underwriter
Merrill Lynch, Pierce, Fenner & Smith Incorporated


Affiliated
Underwriter(s)
[X] PNC
[ ] Other:


List of Underwriter(s)
Citigroup Global Markets Inc., J.P. Morgan Securities LLC,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Barclays Capital Inc., Deutsche Bank Securities Inc.,
Goldman, Sachs & Co., Morgan Stanley & Co. LLC, RBS
Securities Inc., UBS Securities LLC, Wells Fargo
Securities, LLC, BMO Capital Markets Corp., BNP Paribas
Securities Corp., BNY Mellon Capital Markets, LLC, Credit
Suisse Securities (USA) LLC, HSBC Securities (USA) Inc.,
ING Financial Markets, LLC, PNC Capital Markets LLC, SG
Americas Securities, LLC, U.S. Bancorp Investments, Inc.,
Banca IMI S.p.A., Evercore Group L.L.C., Jefferies LLC,
KeyBanc Capital Markets Inc., Lloyds Securities Inc.,
Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities
USA Inc., Needham & Company, LLC, Raymond James &
Associates, Inc., RBC Capital Markets, LLC, Santander
Investment Securities Inc., SMBC Nikko Capital Markets
Limited, The Williams Capital Group, L.P.



Transaction Details

Date of Purchase
06-03-2013


Purchase Price/Share
(per share / % of par)
$99.943


Total
Commission,
Spread or Profit
0.500%


1.	Aggregate Principal Amount Purchased (a+b)
$117,725,000

a.	US Registered Funds
(Appendix attached with individual Fund/Client
purchase)
$28,060,000

b.	Other BlackRock Clients
$89,665,000

2.	Aggregate Principal Amount of Offering
$2,500,000,000


Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
4.709%



Legal Requirements


Offering Type (check ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering   [Issuer must have 3 years of continuous
operations]

[ ] Eligible Rule 144A Offering   [Issuer must have 3 years of continuous
operations]

[ ] Eligible Municipal Securities   [Issuer must have 3 years of continuous
operations]

[ ] Eligible Foreign Offering   [Issuer must have 3 years of continuous
operations]

[ ] Government Securities Offering


Timing and Price (check ONE or BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.


Firm Commitment Offering (check ONE)

[X] YES

[ ] NO

The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.


No Benefit to Affiliated Underwriter (check ONE)

[X] YES

[ ] NO

No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Global Syndicate Team Member

Date:06-06-2013




Approved by:
Steven DeLaura
Global Syndicate Team Member

Date:06-06-13